FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this 1st day of July, 2003, by and between The Merger Fund VL, a Delaware statutory trust (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

     WHEREAS, the Fund desires to retain USBFS to provide fund administration services for each series of the Fund listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds").

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Administrator

     The Fund hereby appoints USBFS as administrator of the Fund on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of USBFS

     USBFS shall provide the following fund administration services for the Funds, including but not limited to:

     A.   General Fund Management:

          (1)  Act as liaison among all Fund service providers.

          (2)  Supply:

               a.   Corporate secretarial services.

               b.   Office   facilities   (which   may  be  in  USBFS's  or  its
                    affiliate's   own   offices).

               c. Non-investment-related statistical and research data as needed.

          (3) Coordinate the Fund's Board of Trustees' (the "Board of Trustees" or the "Trustees") communications, such as:

               a.   Establish meeting agendas.

               b. Prepare reports for the Board of Trustees based on financial and administrative data.

               c.   Evaluate independent auditor.

               d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.

               e. Recommend dividend declarations to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

               f. Provide personnel to serve as officers of the Fund if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.

               b.   Provide information to the SEC and facilitate audit process.

               c.   Provide office facilities.

          (5)  Assist in overall operations of the Fund.


          (6) Pay Fund expenses upon written authorization from the Fund. (7) Monitor arrangements under shareholder services or similar plan.

     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.

                    (ii) Total return and SEC yield calculations.

                    (iii) Maintenance of books and records under Rule 31a-3.

                    (iv) Code  of  Ethics  requirements  for  the  disinterested
                         Trustees of the Fund.

               b. Monitor Fund's compliance with the policies and investment limitations of the Fund as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").

               c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

          (2)  Blue Sky Compliance:

               a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Fund, each Fund , or class of shares of a Fund, as applicable, so as to enable the Fund to make a continuous offering of its shares in all states.

               b.   Monitor status and maintain registrations in each state.

               c. Provide information regarding material developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a. Assist Fund counsel in updating the Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.

               b. Prepare and file annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices.

               c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports, and amendments and supplements thereto.

               d.   File  fidelity  bond under Rule 17g-1.

               e.   File shareholder reports under Rule 30b2-1.

               f. Monitor sales of each Fund's shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

          (4)  IRS Compliance:

               a. Monitor the Fund's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                    (i)  Asset diversification requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions).

     C.   Financial Reporting:

          (1)  Provide financial data required by the Fund's Prospectus and SAI.

          (2)  Prepare  financial  reports  for  officers,   shareholders,   tax
               authorities,   performance  reporting  companies,  the  Board  of
               Trustees, the SEC, and independent auditors.

          (3) Supervise the Fund's custodian and fund accountants in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Fund's net assets and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders.

          (4) Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate.

          (5) Monitor the expense accruals and notify the Fund's management of any proposed adjustments.

          (6) Prepare monthly financial statements, which include without limitation the following items:

               a.   Schedule of Investments.
               b.   Statement of Assets and Liabilities.
               c.   Statement of Operations.
               d.   Statement of Changes in Net Assets.
               e.   Cash Statement.
               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.
          (2)  Prepare state income breakdowns where relevant.
          (3) File Form 1099 Miscellaneous for payments to Trustees and other service providers.
          (4)  Monitor wash sale losses.
          (5)  Calculate eligible dividend income for corporate shareholders.

3.   Compensation

     USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Fund shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. Notwithstanding anything to the contrary, amounts owed by the Fund to USBFS shall only be paid out of the assets and property of the particular Fund involved.

4.   Indemnification; Limitation of Liability

     A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Fund shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Trustees.

          USBFS shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

          Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Fund's shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Act.

6.   Term of Agreement; Amendment


     This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year. Subsequent to the initial one-year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.


7.   Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request.

8.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.   Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Fund by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which USBFS has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

10.  No Agency Relationship

     Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

11.  Data Necessary to Perform Services

     The Fund or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Fund, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.



12.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other party.

13.  Notices

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

     Notice to USBFS shall be sent to:

     U.S. Bancorp Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202
     Attn:  _Jim Tiegs
     Facsimile No.:  414-287-3838

     and notice to the Fund shall be sent to:

     The Merger Fund VL
     100 Summit Lake Drive
     Valhalla, NY 10595
     Attn.:  Frederick W. Green
     Facsimile No:  414-741-5757


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.



The MERGER FUND VL                          U.S. BANCORP FUND SERVICES, LLC


By: /s/ Frederick W. Green                  By: /s/ Joe D. Redwine
    ----------------------                      ---------------------
    Frederick W. Green                          Joe D. Redwine

Title: President                            Title: President
       ---------------------------                 ------------------